Exhibit 10.09

                              DERMA SCIENCES, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT, hereby made and dated as of the 26th day of February, 2002 (the "Grant Date") between Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), and John E. Yetter, CPA (the "Optionee").

         WHEREAS, the Optionee is the Vice President and Chief Financial Officer of the Company, and

         WHEREAS, the Company desires to recognize and compensate its executive officers for their services to the Company,

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of 20,000 shares of common stock of the Company (the "Option") which Option is intended as a "nonqualified stock option." The Option is in all respects limited and conditioned as hereinafter provided.

         2. Purchase Price. The purchase price per share (the "Option Price") of the shares covered by the Option (the "Option Shares") shall be the closing bid price of the Company's common stock on the date hereof, to wit: $0.61.
         3. Term. The Option shall expire on February 26, 2012 (the "Expiration Date").

         4. Exercise of Option. (a) The Option shall become exercisable in five
(5) equal installments, and the Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Option
Shares:

          Date Installment                     Number of
         Becomes Exercisable                 Option Shares

          February 26, 2002                     4,000
          February 26, 2003                     4,000
          February 26, 2004                     4,000
          February 26, 2005                     4,000
          February 26, 2006                     4,000

         (b) Vesting of the Option Shares shall cease and determine upon the termination of the Optionee's tenure as an employee of the Company. Vesting of the Option Shares shall accelerate to 100% immediately upon a change in control of the Company. For purposes hereof, a "change in control" shall mean a change in ownership of stock possessing greater than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote of the Company. Anything hereincontained to the contrary notwithstanding, the right of the Optionee to exercise the Option shall extend to the earlier of February 26, 2012 or two years following the termination of the Optionee's employment with the Company.

         5. Method of Exercising Option. (a) Subject to the terms and conditions of this Option Agreement, the Option may be exercised by giving written notice to the Company at its principal office specifying the number of Option Shares to be purchased and accompanied by payment in full of the aggregate purchase price for the Option Shares. Attached as Exhibit 1 is a form of written notice acceptable to the Company.

         (b) The purchase price shall be payable: (i) in cash or its equivalent, or (ii) if shares of the same class as the Option Shares are traded on a national securities exchange, through the transfer to the Company of shares previously acquired by the Optionee; provided, however, any such shares shall be valued at the average per share closing price thereof for the five trading days preceding the date of transfer.

         (c) Upon receipt of such notice and payment, the Company, as promptly as possible, shall deliver or cause to be delivered a certificate or certificates representing the Option Shares with respect to which the Option is exercised. The certificate or certificates for such shares shall be registered in the name of the person or persons exercising the Option (or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and his spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Option Shares that are purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

         6. Non-Transferability of Option. The Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his legal disability, by his legal representative.

         7. Withholding of Taxes. The obligation of the Company to deliver Option Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

         8. Governing Law. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Internal Revenue Code provisions concerning nonqualified stock options and its interpretation shall otherwise be governed by Pennsylvania law.

         IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the day and year first hereinabove written.


                              DERMA SCIENCES, INC.



                               By:______________________________________________
                                    Edward J. Quilty
                                    President and Chief Executive Officer


                               OPTIONEE



                               _________________________________________________
                               John E. Yetter, CPA

                              DERMA SCIENCES, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION

         I hereby exercise nonqualified stock options granted to me on February 26, 2002 by Derma Sciences, Inc. with respect to the following number of shares of Derma Sciences, Inc. Common Stock covered by said option:

         Number of Shares to be purchased   ________________

         Option price per Share             ________________

         Total option price                 ________________

          Enclosed is my check in the amount of $_________ (and/or ________ Shares) 1. Please have the certificate or certificates representing the purchased Shares registered in the following name or names 2 __________________ __________________________ and sent to __________________________.


DATED: ______________, ____.

                                    OPTIONEE



                                    _________________________
                                    John E. Yetter, CPA




____________________________
1 The option price may be paid in whole or in part by delivery of Shares, subject to the terms of the Optionee's Stock Option Agreement.

2 Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his/her spouse.